CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Exchange Traded Spreads Trust and to the use of our report dated February 24, 2014 on the balance sheet of Exchange Traded Spreads Trust as of January 24, 2014.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
May 8, 2014